CUSIP No. 45323J103

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 16, 2016

POLARIS VENTURE PARTNERS III, L.P.

By:	Polaris Venture Management Co. III, L.L.C.

By:	*
Authorized Signatory

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND III, L.P.

By:	Polaris Venture Management Co. III, L.L.C.

By:	*
Authorized Signatory

CUSIP No. 45323J103

POLARIS VENTURE PARTNERS FOUNDERS’ FUND III, L.P.

By:	Polaris Venture Management Co. III, L.L.C.

By:	*
Authorized Signatory

POLARIS VENTURE MANAGEMENT CO. III, L.L.C.

By:	*
Authorized Signatory

*
JONATHAN A. FLINT

*
TERRANCE G. MCGUIRE

*By:	/s/ Mary Blair
Name: Mary Blair
Attorney-in-Fact